Exhibit 4.3

HSBC HOLDINGS SUBSCRIPTION AND INSTRUCTION FORM

Investor ID Number

THIS SUBSCRIPTION AND INSTRUCTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

HSBC Holdings plc has granted to holders of its American Depositary Shares ("ADS") as of March 13, 2009 (the "Record Date") five rights ("ADS Rights) for each 12 ADSs held on the Record Date. Each ADS Right entitles the holder to purchase one new ADS at the U.S. dollar equivalent of £12.70 each. All entitlements are rounded down to the nearest whole ADS Right. No fractional ADS Rights will be distributed. Holders wishing to exercise ADS Rights must deposit $19.53 per new ADS (the "Deposit Amount") to account for possible exchange rate fluctuations, applicable U.K. stamp duty reserve tax of 1.5% payable by the ADS holder exercising his/her ADS rights and applicable currency conversion expenses. Any surplus funds will be refunded. If there should be a deficiency, you will be required to pay it before you receive your new ADSs.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated March 17, 2009 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from BNY Mellon Shareowner Services (toll free (866) 208-3310).

I hereby irrevocably give the instructions indicated on this form upon the terms and conditions specified in the Prospectus. Receipt of the Prospectus is hereby acknowledged.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ❻ ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

❷ ☐ NUMBER OF NEW ADSs SUBSCRIBED FOR — WHOLE ADSs

❸ ☐ NUMBER OF ADS RIGHTS SURRENDERED FOR DELIVERY OF UNDERLYING ORDINARY SHARE RIGHTS — WHOLE ADSs RIGHTS

❹ ☐ NUMBER OF ADS RIGHTS TO BE OFFERED FOR SALE — WHOLE ADS RIGHTS

OPTION 4 ABOVE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 30, 2009.

❶ *Signature:* This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of ADS holder | Date | Daytime Telephone #

X

Signature of ADS holder | Date | Daytime Telephone #

❺

SUBSCRIPTION CERTIFICATE NUMBER

CUSIP NUMBER

NEW ADSs TO SUBSCRIBE

ADS RIGHTS

RECORD DATE ADSs

HSBC HOLDINGS
ADS RIGHTS OFFERING

A. Number of New ADSs subscribed for : ____________________ New ADSs

B. Total Deposit Amount (line A multiplied by $19.53): $ ____________________

C. Method of Payment.

☐ (1) Certified or Cashier's check or money order payable to BNY Mellon Shareowner Services (acting on behalf of The Bank of New York Mellon).

A personal check will not be accepted.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico
1-866-208-3310 (Toll Free)
From outside the U.S.
1-201-680-6579 (Collect)

SUBSCRIPTION TO PURCHASE NEW ADSs OF HSBC HOLDINGS
RETURN TO: THE BANK OF NEW YORK MELLON C/O BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR SUBSCRIPTION MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

THIS ADS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 2009 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER. YOUR SUBSCRIPTION MATERIALS MUST BE RECEIVED BY THESE DATES IN ORDER TO BE VALID.

6 **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

FILL IN the space below. ☐☐☐☐☐☐☐☐☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ► ____________

Signature ______________________ Date ____________

7

CREST Participant ID: ☐☐☐☐☐

CREST Member Account ID: ☐☐☐☐☐☐☐☐

Full Name of CREST Account: ______________________

U.K. Receiving Broker Name: ______________________

U.K. Receiving Broker Contact: ______________________

Receiving Broker Phone Number: ______________________

U.S. Broker Name: ______________________

U.S. Broker Contact: ______________________

U.S. Broker Phone Number: ______________________

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1. Sign and date Box 1 and include your day time phone number.
2. Place an ☒ in the box and fill in the number of whole New ADS you wish to subscribe for
3. Place an ☒ in the box and fill in the number of whole ADS Rights you wish to surrender for delivery of underlying ordinary share rights and complete the delivery instruction box in 7 below.
4. Place an ☒ in the box and fill in the number of ADS Rights you wish to offer for sale. **PLEASE NOTE, IF YOU SELECT THIS OPTION, YOU MUST ENSURE DELIVERY OF THIS SUBSCRIPTION FORM TO THE BANK OF NEW YORK MELLON BY NO LATTER THAN 5:00 P.M., NEW YORK CITY TIME ON MARCH 30, 2009.**
5. Rights card and calculation section for determining your total deposit amount.
6. **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, insert or write the corrected number in Box 6 and sign to certify. You must cross-out item 2 therein if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN or other applicable withholding form.
7. If you are surrendering ADS Rights for delivery of underlying ordinary share rights, please complete Box 7 with details of a U.K. securities account to which those share rights can be delivered. In order not to delay the credit of rights into your CREST account, please provide receive instructions to CREST to accept a delivery of rights from BO011 for the quantity of rights subscribed.

THIS ADS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

OPTION 4 ABOVE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 30, 2009.

THIS ADS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 2009 AND THIS SUBSCRIPTION CERTIFICATE